EXHIBIT 10.8

LEASE AGREEMENT BETWEEN

PBC ASSOCIATES, L.L.C.,

AS LANDLORD,

AND

FIRST STATE BANK,

AS TENANT

DATED December 11, 2006

ST. PETERSBURG,

FLORIDA

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of 11th day of December, 2006 (the “Effective Date”), between PBC ASSOCIATES, L.L.C., a Florida limited liability company (“Landlord”), and FIRST STATE BANK, a Florida corporation (“Tenant”).

1. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, Suite No. 1000C (the “Premises”) in the office building (the “Building”) located at 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716. The land on which the Building is located and the Premises are described on Exhibit A. The term “Building” includes the related land, driveways, parking facilities, and similar improvements.

2. Term. The term of this Lease (the “Term”, which definition shall include all renewals of the initial Term) shall be one hundred twenty (120) months, commencing on the date (the “Commencement Date”) that is the earliest to occur of: (i) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; (ii) the date on which the Work (as defined in Exhibit C hereto) in the Premises is Substantially Completed (as defined in Exhibit C hereto); (iii) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit C hereto); or (iv) the date that is one hundred twenty (120) days after the Effective Date. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the number of days between the Commencement Date and the first day of the next month. Landlord and Tenant presently anticipate that the Commencement Date will be on or about April 15, 2007 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in the condition required by this Lease to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By accepting possession of the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such possession. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter, in form and content acceptable to Landlord, confirming (i) the Commencement Date and the expiration date of the initial Term; (ii) that Tenant has accepted the Premises; and (iii) that Landlord has performed all of its obligations with respect to the Premises; provided, however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy or possession of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease.

3. Rent

(a) Basic Rent. “Basic Rent” (herein so called) shall be the following amounts for the following periods of time:

Monthly Period	Monthly Basic Rent
1-12	$12,297.83
13-24	$12,803.91
25-36	$13,309.99
37-48	$13,816.08
49-60	$14,322.16
61–72	$14,828.24
73-84	$15,334.33
85-96	$15,840.41
97-108	$16,346.49
109-120	$16,852.58

(b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the “Rent”), without deduction or set off, at Landlord’s address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment and last monthly installment of Basic Rent together with sales tax thereon, in the aggregate sum of $31,190.94, shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

(c) Intentionally Deleted.

(d) Operating Expenses

(1) Tenant shall pay an amount (per each rentable square foot in the Premises) (“Additional Rent”) equal to the difference between the Operating Costs (defined below) per rentable square foot in the Building and the actual Operating Costs for the calendar year 2006 (the “Expense Stop”). Landlord may collect such amount in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2) The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building’s tenants other than pursuant to a provision similar to this Section 3.(d); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(d)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

(3) Tenant shall also pay a proportionate share of the Taxes for each year and partial year falling within the Term, which shall be determined by multiplying the aggregate Taxes by a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. Tenant shall pay its proportionate share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof);

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 3.(d)(6), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than the actual Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

(5) For the purposes of this Lease, the parties stipulate that the area of the Premises is 12,146 rentable square feet and the area of the Building is 204,239 rentable square feet.

(6) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof.

4. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate of interest; alternatively, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

5. Security Deposit. Reserved.

6. Landlord’s Obligations.

(a) Services. Landlord shall furnish to Tenant water at those points of supply provided for general use of tenants of the Building. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees. It is mutually understood and agreed that notwithstanding anything contained here in this Lease to the contrary, Tenant shall contract with the local utility provider for said electrical services and shall remain solely responsible for payment of same electrical services for the premises. Tenant shall be solely responsible for the costs of providing janitorial services to the Premises.

(b) Excess Utility Use. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

(c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 15 consecutive business days because of the unavailability of any such service, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

7. Improvements; Alterations; Repairs; Maintenance

(a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building’s structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord’s option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all laws; Landlord’s approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any law.

(b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by Tenant, Tenant’s transferees, or their respective agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

(c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

(d) Mechanic’s Liens. Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

(e) HVAC Condition. Tenant shall have the right, to be exercised within seven (7) days after the full execution of this Lease, to have the HVAC system serving the Premises inspected to confirm that such HVAC system is in good working condition. Such inspection shall be conducted by an HVAC contractor licensed in the State of Florida and otherwise reasonably acceptable to Landlord. The results of such inspection shall be adequately documented in a written report prepared by Tenant’s HVAC contractor and delivered to Landlord within the 7-day period set forth above. If such written report indicates that the HVAC system is not then in good working condition, then Landlord shall elect, in Landlord’s sole and absolute discretion, to either repair or replace the HVAC system. Tenant shall, at its sole expense throughout the Term and without offset or deduction against Rent due hereunder and without contribution from Landlord, carry and maintain a full parts and labor maintenance service contract, in form acceptable to Landlord, from a qualified service company approved in advance by Landlord, covering the heating, ventilating, and air conditioning systems of the Premises. Tenant shall maintain all such systems in a good condition during the Term and shall be responsible, at its sole expense, for all necessary maintenance, repairs, and replacements (regardless of whether or not the same are covered by the maintenance contract) or which are necessitated by Tenant’s failure to carry a maintenance contract; provided, however, Tenant’s maximum expenditure obligation hereunder for repairs and replacements shall be $1000.00 per occurrence per each unit serving the Premises. Subject to the last sentence of this subparagraph, Landlord shall be responsible for the cost of repairs and replacements in excess of the foregoing amount during any calendar year. Tenant shall provide Landlord with copies of invoices or other written reports confirming the performance of all such service work by or on behalf of Tenant, and Tenant shall not, without prior written notice to Landlord and Landlord’s consent to same (which consent shall not be unreasonably withheld), undertake any such repairs.

8. Use. Tenant shall continuously occupy and use the Premises only for general office and administrative use in connection with Tenant’s banking operation (the “Permitted Use”) and for no other use whatsoever. Tenant shall comply with all laws, orders, rules, and regulations relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of Tenant’s acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

9. Assignment and Subletting

(a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9.(a)(1) through 9.(a)(6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) does not engage in business similar to those of other tenants in the Building, and (D) is not another occupant of the Building; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $250.00 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its attorneys’ fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord’s consent to a Transfer shall not release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b) Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

(d) Permitted Transfers. Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate (as defined in Section 10.(a)) of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer,

Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord’s prior written consent (which Landlord may grant or deny in its sole discretion).

10. Insurance; Waivers; Subrogation; Indemnity

(a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $2,000,000 or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord’s agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant’s property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder, (4) worker’s compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term “Affiliate” shall mean any person or entity, directly or indirectly, controlling, controlled by, or under common control with the party in question.

(b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant’s waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such loss; however, Landlord’s waiver shall not include any deductible amounts on insurance policies carried by Landlord or to any coinsurance penalty which Landlord may sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(c) Indemnity. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) arising from (i) any Loss arising from any occurrence on the Premises or (ii) Tenant’s failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

11. Subordination Attornment; Notice to Landlord’s Mortgagee

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

12. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

13. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

14. Fire or Other Casualty

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Landlord’s and Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(c) Landlord’s Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

15. Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein.

16. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Tenant’s failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

(b) Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

(c) The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 16.(c), any guarantor of the Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

Any notice periods provided for under this Section 16 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

17. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18.(a) and (3) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term.

(b) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination, (2) all amounts due from time to time under Section 18.(a) and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this

Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.(b). If Landlord elects to proceed under this Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a).

18. Payment by Tenant; Non-Waiver

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of Florida shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

19. Landlord’s Lien. In addition to the statutory landlord’s lien, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the “Collateral”), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant’s ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Florida Uniform Commercial Code (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 19, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as

Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (A) 250% of the daily Basic Rent payable during the last month of the Term, or (B) 175% of the prevailing rental rate in the Building for similar space.

22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

(c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants. Further, Landlord shall have the right to enter the Premises at any time in the event of an emergency, and Landlord shall not be responsible for any damage incurred in connection with such access unless Tenant has provided Landlord with keys for any locks installed by Tenant. The parties acknowledge and agree that as of the date hereof, Tenant has indicated that it will not provide Landlord with keys to any locks securing the Premises.

23. Substitution Space. Landlord may, at Landlord’s expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of the Lease shall remain in full force and shall apply to the relocation space.

24. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord’s defaults which do not involve the personal liability of Landlord.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Colliers Arnold, Inc. (“Landlord’s Broker”). Landlord shall pay a commission to Landlord’s Broker pursuant to a separate written agreement between Landlord and Landlord’s Broker. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent (other than Landlord’s Broker) claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

(m) Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

(o) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

(p) Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

(q) Landlord’s Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within 10 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r) Telecommunications. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent.

(s) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

(t) Notice Concerning Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed Federal and State guidelines have been found in buildings in the State of Florida. Additional information regarding radon and radon testing may be obtainable from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

(u) No Right to Terminate. Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant’s sole remedies for Landlord’s default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.

(v) No Liability for Crimes. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. Landlord may, from time to time, employ security personnel and equipment; however, such personnel and equipment are only for the protection of Landlord’s property. Landlord reserves the right, in its sole discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property, as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.

(w) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	-	Outline of Premises/ Legal Description
Exhibit B	-	Building Rules and Regulations
Exhibit C	-	Tenant Finish-Work: Allowance
Exhibit D	-	Parking
Exhibit E	-	Renewal Option
Exhibit F	-	Right of First Offer

(x) Authority. The undersigned representative of Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the State of Florida, that Tenant has the full right and authority to execute and deliver this Lease, and that the undersigned representative of Tenant is authorized to sign this Lease on behalf of Tenant. Landlord, before it accepts and delivers this Lease, may require Tenant to supply it with a certified copy of the corporate resolution or other similar and appropriate evidence of authorization for the execution of this Lease by Tenant.

(y) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all applicable laws. If Tenant breaches its obligations under this Section , Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Notwithstanding any indemnity by Landlord set forth in this Lease, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section. This indemnity provision shall survive termination or expiration of this Lease.

(z) Attorneys Fees. If there is any legal or arbitration action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including attorneys’ fees incurred by the prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding, or appeal, such costs, expenses, and attorneys’ fees will be determined by the court or arbitration panel handling such action, proceeding, or appeal and will be included in and as a part of such judgment

25. Other Provisions.

(a) Patriot Act Representations. Landlord and Tenant each represents and warrants to the other that: (i) they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (ii) they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

(b) Conditional Termination Option.

(1) Tenant shall have a limited, conditional right to terminate this Lease during the initial Term upon the terms and conditions set forth herein. Tenant may only exercise such termination right if the Termination Condition (as defined below) is satisfied. The effective date of the termination of this Lease (the “Termination Date”) shall be no earlier than the fifth (5th) anniversary of the Commencement Date. Tenant may exercise such right only by delivering to Landlord written notice of termination (the “Termination Notice”) not less than twelve (12) months prior to the Termination Date selected by Tenant. The Termination Notice shall identify the Termination Date. Tenant shall deliver to Landlord, together with the Termination Notice, a termination payment (the “Termination Payment”) in an aggregate amount equal to the sum of: (i) the amount of all unamortized leasing commissions, unamortized costs of any improvements to the Premises made by Landlord for the benefit of Tenant, and Landlord’s legal fees in connection with the preparation, review, and negotiation of this Lease, which amount, for purposes of this paragraph, will be deemed amortized over the initial Term at an interest rate equal to ten percent (10%) per annum; and (ii) an amount equal to thirty percent (30%) of the aggregate amount of Basic Rent and Additional Rent that Tenant would have been required to pay under this Lease during the period which otherwise would have constituted the unexpired portion of the Initial Term (assuming, for purposes hereof, that the Additional Rent during such period to be the same as was payable for the calendar year immediately preceding the Termination Date, increased in each succeeding year by 4% (on a compounded basis)).

(2) The “Termination Condition” means that as of the Termination Date one of the following shall have occurred: (i) the original named Tenant herein (“Original Tenant”) shall have been merged or consolidated with another entity, in accordance with applicable statutory provisions governing merger and consolidation of business entities; (ii) all or substantially all of Original Tenant’s assets shall have been acquired by another entity; or (iii) all or substantially all of the equity interests or voting securities of Original Tenant shall have been transferred to another entity.

(3) The Termination Payment shall be in addition to, and not in lieu of, the monthly installments of Basic Rent, Additional Rent, and all other charges due and payable under this Lease through the Termination Date. The Termination Payment shall not be reported as rental income in Landlord’s books and records and shall not be reported as rental expense in Tenant’s books and records, it being the intention of the parties that the Termination Payment is not rent or otherwise for the use of the Premises, and that no State of Florida sales tax shall be due thereon. Notwithstanding the foregoing, in the event a taxing authority at any time interprets any portion of such payment of the Termination Payment as rent for sales or use tax purposes, Tenant agrees to promptly pay any such tax amount due and to indemnify, defend, and hold harmless Landlord from any resulting tax obligations, including, without limitation, any applicable interest and penalties imposed thereon.

(4) Notwithstanding anything to the contrary herein, in the event that: (i) an uncured event of default has occurred under the Lease and is continuing, or an event exists as of the date of Landlord’s receipt of the Termination Notice (the “Termination Notice Date”), which event, with notice or the passage of time, or both, would constitute an event of default if not cured within the applicable cure period, if any; or (ii) an event of default arises subsequent to the Termination Notice Date (including, without limitation, a default by Tenant in its obligation to pay the Termination Payment to Landlord as set forth herein, without any obligation on the part of Landlord to provide notice of such default or an opportunity to cure same), then, at Landlord’s sole option, the Termination Notice may be deemed void and of no further force and effect. If Landlord elects to void Tenant’s Termination Notice in accordance with the immediately preceding sentence, the Lease shall continue in full force and effect and Landlord shall promptly return the Termination Payment to Tenant (if theretofore made by Tenant). In the event Tenant fails to provide the Termination Notice on or before the Termination Notice Date, then all rights of Tenant under this Section 25.(b) shall immediately lapse and be of no further force or effect.

(5) The provisions hereof shall survive any termination of this Lease.

(c) Signage. Tenant shall have the right to install one (1) sign on the exterior facia of the Building immediately above the entrance door to the Premises; provided, however: (i) the design, materials, size, color, and location of such sign shall be acceptable to Landlord, in Landlord’s reasonable discretion; and (ii) such sign shall be subject to compliance with all applicable Laws. Tenant shall pay all costs associated with such sign, including, without limitation, design, construction, installation, and permitting, as well as all ongoing maintenance and repair costs. Tenant acknowledges and agrees that

Landlord’s reasonable discretion, within the meaning of clause (i) above, will include, without limitation, Landlord’s interest in maintaining a harmonious and uniform appearance of the Building and other signage thereon. On or before the expiration of the Term, Tenant shall, at its sole expense, remove the sign and repair all portions of the Building affected thereby to the condition such portions of the Building were in at the time of original installation of such sign.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

DATED as of the date first above written.

TWO WITNESSES:	TENANT:

FIRST STATE BANK,
a Florida corporation
Print Name:

By:
Print Name:	Name:
Title:

Address:

TWO WITNESSES:	LANDLORD:

PBC ASSOCIATES, L.L.C.,
a Florida limited liability company
Print Name:
	By:	PBC MANAGERS, L.L.C.,
a Florida limited liability company,
its Managing Member
Print Name:
By:
Stewart F. Denholtz
Its Manager

	Address:	580 Village Boulevard, Suite 300
West Palm Beach, FL 33409

EXHIBIT A

OUTLINE OF PREMISES/LEGAL DESCRIPTION

LEGAL DESCRIPTION

PARCEL 2:

Lots 1 and 2, Block 1, ROOSEVELT CENTRE REPLAT 5TH ADDITION, according to plat thereof recorded in Plat Book 89, pages 49, 50 and 51, of the public records of Pinellas County, Florida.

For Information Purposes: Tax Parcel Numbers: 13/30/16/76532/001/0020 (Lot 2) 13/30/16/6532/001/0010 (Lot 1)

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EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Intentionally Deleted.

5. Intentionally Deleted.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Intentionally Deleted.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

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11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. The Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. The Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot”. The Tenant shall indemnify, hold and save harmless the Landlord of any liability arising from the towing or booting of any vehicles belonging to the Tenant, Tenant’s agents, vendors, employees and customers.

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EXHIBIT C

TENANT FINISH-WORK: ALLOWANCE

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans. On or before the execution of this Lease, Tenant has delivered to Landlord a space plan depicting improvements to be installed in the Premises, which plans were prepared by                                          and dated             , 200     (the “Space Plans”).

3. Working Drawings.

(a) Preparation and Delivery. Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).

(b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that they comply with all Laws, the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building ‘s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’ s common areas or elevator lobby areas, such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings, using contractors and subcontractors selected by Landlord.

4. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, or if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this by this reference for all purposes.

5. Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings, (b) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Tenant to the Space Plans or Working Drawings, (d) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work, (e) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (f) because a Tenant Party otherwise delays completion of the Work. As used herein, “Substantial Completion,” “Substantially Completed” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

6. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

7. Allowance. Landlord shall provide to Tenant a construction allowance (the “Construction Allowance”) equal to the lesser of: (a) $109,314.00; or (b) the Total Construction Costs (as defined below), as adjusted for any approved changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The

Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

8. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

9. Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 8 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less the amount of the advance payment already made by Tenant, and the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

10. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections and of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT D

PARKING

Tenant may use forty three (43) undesignated parking spaces in the parking garage/area associated with the Building (the “Parking Area”) during the initial Term at such rates and subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Area. If, for any reason, Tenant is unable to use all or any portion of the parking spaces to which it is entitled hereunder, then Tenant’s obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces in those circumstances where such failure or inability is due to the unlawful acts of third parties, force majeure events, casualty and condemnation, and temporary inaccessibility for repairs and maintenance work.

Tenant shall at all times comply with all laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time, including any key card, sticker, or other identification or entrance systems and hours of operation. Landlord may refuse to permit any person who violates such rules and regulations to park or otherwise use the Parking Area, and any violation of such rules and regulations shall subject the vehicle of such violator to removal from the Parking Area.

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EXHIBIT E

RENEWAL OPTIONS

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of ten (10) years, by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the initial Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(1) The Basic Rent payable for each month during such extended Term shall be as follows:

Time Period	Monthly Basic Rent
Month 121–132	$17,526.68
Month 133-144	$18,227.75
Month 145-156	$18,956.86
Month 157-168	$19,715.13
Month 169-180	$20,503.74
Month 181-192	$21,323.89
Month 193-204	$22,176.85
Month 205-216	$23,063.92
Month 217-228	$23,986.48
Month 229-240	$24,945.94

(2) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

(3) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

(4) Tenant’s rights under this Exhibit shall terminate if (i) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises or (ii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT F

RIGHT OF FIRST OFFER

Landlord hereby grants to Tenant a one-time only right of first offer to lease that certain space that is contiguous to the Premises and identified as “Suite 1100C” (the “Offer Space”), on and subject to the terms hereof. Subject to any then-existing renewal or expansion options of other tenants, and provided no Event of Default then exists and at least eighteen (18) months remain in the initial Term (or the extended Term, if the renewal right set forth in Exhibit E is timely exercised by Tenant), Landlord shall, on a one-time only basis and prior to offering the same to others, first offer to lease to Tenant the Offer Space in an “AS-IS” condition. Such offer (the “Offer Notice”) shall be in writing and shall specify the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space at the rental rate set forth in the Offer Notice, within five (5) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the same terms as this Lease except as follows:

(a) the rentable area of the Premises shall be increased by the rentable area in the Offer Space;

(b) the Basic Rent shall be increased by the amount specified for such space in the Offer Notice; and

(c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements, except Landlord shall provide to Tenant a construction allowance in an amount equal to $0.90 per square foot in the Offer Space for each year remaining in the Term.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Offer Space to third parties on such terms as Landlord may elect, and Tenant’s rights with respect to the Offer Space shall thereafter automatically lapse and expire for the remainder of the Term (regardless of whether or not such Offer Space subsequently becomes available for lease again during the Term). Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises.

Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises.

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